EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Numbers 33-92708, 33-97050, 333-07631, 333-07641,
33-97048, 333-31913, 333-31915, and 333-00150) and in the Prospectuses
constituting part of the Registration Statements on Form S-3 (numbers 333-16079, 333-24261, and 333-24333) of HealthPlan Services Corporation of our report dated March 19, 1999, appearing on page F-1 of this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Tampa, Florida
March 29, 1999